Exhibit 99.1

CHARTER COMMUNICATIONS, TIME WARNER CABLE AND BRIGHT HOUSE NETWORKS COMPLETE TRANSACTIONS

Charter Names Tom Rutledge Chairman of the Board of Directors and Appoints Board Members

STAMFORD, CONNECTICUT, May 18, 2016 – Charter Communications, Inc. (Nasdaq: CHTR) (together with its subsidiaries, “Charter”) today announced that it has closed its previously announced transactions whereby legacy Charter, the previous public company (“legacy Charter”), has combined with Time Warner Cable Inc. (“TWC”). Subject to the election described below, TWC stockholders, other than Liberty Broadband Corporation (“Liberty Broadband”) and Liberty Interactive Corporation (“Liberty Interactive”), will receive $100.00 in cash and shares of common stock of the new public parent company, which has been named “Charter Communications, Inc.,” equivalent to 0.5409 shares of legacy Charter, for each share of TWC common stock (“Option A” consideration). Charter also provided an election option for each TWC stockholder to receive $115.00 of cash and Charter shares equivalent to 0.4562 shares of legacy Charter for each share of TWC common stock (“Option B” consideration).

The actual number of shares of Charter common stock that TWC stockholders (other than Liberty Broadband and Liberty Interactive) will receive will be calculated by multiplying the exchange ratios of 0.5409 or 0.4562 noted above by 0.9042 (“the parent merger exchange ratio”). Additionally, each legacy Charter stockholder will be entitled to receive 0.9042 shares of Charter common stock for each share of legacy Charter common stock. Charter expects the trading price of Charter common stock on the NASDAQ to reflect the impact of the parent merger exchange ratio when Charter begins trading on the NASDAQ this morning (Eastern Time), under the ticker, CHTR (New CUSIP: 16119P108). TWC shares will no longer trade on the New York Stock Exchange.

As previously announced, the election deadline for TWC stockholders to elect the form of consideration they wished to receive in connection with the Charter-TWC transactions was 5:00 p.m., Eastern Time, on May 12, 2016 (the “Election Deadline”). Out of the approximately 285 million shares of TWC common stock outstanding as of the Election Deadline, approximately 173 million shares made a valid election, of which approximately 170 million shares elected to receive the Option A consideration and approximately 3 million shares elected to receive the Option B consideration. All shares as to which no election was made at or prior to the Election Deadline have, by default, been converted into the right to receive the Option A consideration.

In addition, Charter and Advance/Newhouse Partnership (the former parent of Bright House Networks, LLC) today announced that the two companies had completed their previously announced transaction in which Charter acquired Bright House Networks (“Bright House”). The consideration to be paid to Advance/Newhouse includes 31.0 million exchangeable common units in a Charter subsidiary indirectly holding Charter’s operating subsidiaries. Advance/Newhouse will also receive convertible preferred units in the same Charter subsidiary, convertible into 9.3 million common units with a face amount of $2.5 billion and which will pay a 6% coupon. The common and convertible preferred units are each exchangeable/convertible into Charter common stock under certain circumstances. In addition, Advance/Newhouse will receive $2 billion in cash and will receive governance rights reflecting its economic ownership in the operating subsidiary through a new class of shares at Charter.

Charter also announced today that Liberty Broadband had purchased, upon closing of the Charter-TWC transactions, $4.3 billion of newly issued shares of common stock of Charter at a price of $195.70 per Charter share, which represents Charter’s closing price as of May 20, 2015, including the impact of the parent merger exchange ratio. Liberty Broadband also purchased, upon closing of the Charter-Advance/Newhouse transaction, $700 million of newly issued shares of common stock of Charter at a price of $191.33 per Charter share, including the impact of the parent merger exchange ratio. At closing, Charter had approximately 270.4 million shares outstanding, and 310.7 million shares outstanding, on an as-converted and as-exchanged basis.

The combination of Charter, TWC and Bright House will create a leading broadband services and technology company, serving over 25 million customers in 41 states. The completion of the transactions will drive investment into the combined entity’s advanced broadband network, resulting in faster broadband speeds, better video products, more affordable phone service and more competition, for consumers and businesses. Charter’s network and product investments combined with its consumer friendly operating strategy will also lead to faster customer and financial growth, enhancing career development opportunities for its employees and driving value for shareholders.

“I want to thank the management teams and all of the employees at Charter, Time Warner Cable and Bright House Networks for their hard work over these past 12 months,” said Tom Rutledge, Chairman and CEO of Charter Communications. “Despite much distraction, they kept their focus on the customer, and as a result, today we join together three companies, each operating with tremendous momentum. Current Bright House Networks and Time Warner Cable customers won’t see many changes right away, though in the coming months they will begin to hear more from us about the Spectrum brand, and the product improvements and consumer friendly policies that come with it. Charter’s objective is to provide high quality products at great prices, and back it up with excellent customer service, and we intend to continually improve the way we do business in order to be the very best at what we do.”

Charter will be led by Tom Rutledge, who will serve as Chairman of the Board, President and CEO. Charter’s Board of Directors will consist of 13 directors. The remaining 12 directors will include seven independent directors, two directors designated by Advance/Newhouse, and three directors designated by Liberty Broadband. Charter’s current Chairman since 2009, Eric Zinterhofer, will continue to serve on Charter’s Board and has been appointed the Lead Independent Director. Advance/Newhouse has designated Steve Miron and Michael Newhouse to serve on Charter’s Board, and Liberty Broadband has designated John Malone, Greg Maffei and Balan Nair, all of whom currently serve on the Board. Also continuing as members of the Board are Lance Conn, Craig Jacobson, Jay Markley and David Merritt. The Board has also appointed Mauricio Ramos, Chief Executive Officer of Millicom, to serve on the Board of Directors. The remaining open position on the Board will be filled soon by appointment by the directors other than Mr. Rutledge and those serving by designation of Advance/Newhouse or Liberty Broadband.

About Charter

Charter (NASDAQ: CHTR) is a leading broadband communications company and the second largest cable operator in the United States. Charter provides a full range of advanced broadband services, including Spectrum TV™ video entertainment programming, Spectrum Internet™ access, and Spectrum Voice™. Spectrum Business™ similarly provides scalable, tailored, and cost-effective broadband communications solutions to business organizations, such as business-to-business Internet access, data networking, business telephone, video and music entertainment services, and wireless backhaul. Charter’s advertising sales and production services are sold under the Spectrum Reach™ brand. More information about Charter can be found at charter.com.

Contacts:

Charter
Media:	Analysts:
Justin Venech	Stefan Anninger
203-905-7818	203-905-7955

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this communication, including any statements regarding the benefits and synergies of the transactions, future opportunities for the respective companies and products, and any other statements regarding Charter’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements made within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are often, but not always, made through the use of words or phrases such as “believe,” “expect,” “anticipate,” “should,” “planned,” “will,” “may,” “intend,” “estimated,” “aim,” “on track,” “target,” “opportunity,” “tentative,” “positioning,” “designed,” “create,” “predict,” “project,” “seek,” “would,” “could,” “potential,” “continue,” “ongoing,” “upside,” “increases,” and “potential,” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are the following: Charter’s ability to achieve the synergies and value creation contemplated by the transactions; Charter’s ability to promptly, efficiently and effectively integrate the combined company; and the diversion of management time on transaction-related issues. Additional information concerning these and other factors can be found in Charter’s filings with the SEC, including Charter’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Charter assumes no obligation to update any forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.